UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 3, 2017
(Date of Report/Date of earliest event reported)
SENSIENT TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)
WISCONSIN	1-7626	39-0561070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202-5304
(Address and zip code of principal executive offices)

(414) 271-6755
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information set forth under Item 2.03 of this Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On May 3, 2017, Sensient Technologies Corporation (“Sensient” or the “Company”) entered into a Second Amended and Restated Credit Agreement dated as of May 3, 2017 (the “Credit Agreement”) by and among the Company, as Borrower, and a group of nine banks led by Wells Fargo Bank, National Association, as Administrative Agent, and KeyBank National Association, as Syndication Agent.  The Credit Agreement provides for a $350 million revolving credit facility and a $145 million term loan facility (together, the “Facility”), each with a term of five years. Funds are available in U.S. dollars, Canadian dollars, English pounds, Euros, Swiss Francs, and other major currencies. Proceeds were used to refinance existing indebtedness.

The Credit Agreement amends the previous Amended and Restated Credit Agreement, as amended by a First Amendment dated as of November 6, 2015, to, among other things, (a) increase Sensient’s term loan facility by $30 million (from $115 million to $145 million), (b) extend the maturity of Sensient’s revolving credit facility from November 2020 to May 2022, and (c) modify certain other provisions of the Credit Agreement as set forth therein.

The increased term loan facility was drawn in full on May 3, 2017 and matures as of May 3, 2022. Interest is payable at floating rates based on a base rate derived from LIBOR plus a margin (initially 137.5 basis points but subject to increase or decrease as Sensient’s leverage ratio weakens or improves).

Similar to Sensient’s other debt agreements, the Facility requires Sensient to maintain (1) a ratio of consolidated total funded debt to consolidated EBITDA (Leverage Ratio) of not more than 3.50 to 1.00, and (2) a fixed charge coverage ratio of not less than 2.00 to 1.00.  The Facility also includes other financial covenants that are customary in transactions of this type and similar to those in Sensient’s existing debt agreements.

The foregoing is intended to be a general description of the Credit Agreement but does not constitute a full description of it. Reference is made to the Credit Agreement, which is attached as Exhibit 10.1.

Additionally, on May 3, 2017, Sensient entered into a new fixed rate, senior note purchase agreement with a group of financial institutions including New York Life Insurance Company, Metropolitan Life Insurance Company and The Prudential Insurance Company of America.  The notes include $27,000,000 of U.S. dollar denominated seven-year 3.65% senior notes, €50,000,000.01 of Euro denominated seven-year 1.27% senior notes, and €39,999,999.99 of Euro denominated ten-year 1.71% senior notes.  The new seven-year notes will mature in May 2024, and the new ten-year note will mature in May 2027.  Funds were received on May 3, 2017, and the proceeds were used to refinance existing indebtedness.

Similar to Sensient's other debt agreements, the note purchase agreement requires Sensient to maintain (1) a ratio of consolidated total funded debt to consolidated EBITDA (Leverage Ratio) of not more than 3.50 to 1.00, and (2) a fixed charge coverage ratio of not less than 2.00 to 1.00. The note purchase agreement also includes other financial covenants that are customary in transactions of this type and similar to those in Sensient's existing debt agreements.

The foregoing is intended to be a general description of the note purchase agreement but does not constitute a full description of it. Reference is made to the note purchase agreement, which is attached as Exhibit 10.2.

Additionally, on May 3, 2017, Sensient entered into a First Amendment dated as of May 3, 2017 to Note Purchase Agreement dated as of November 6, 2015, a Second Amendment dated as of May 3, 2017 to Note Purchase Agreement dated as of April 5, 2013, and a Second Amendment dated as of May 3, 2017 to Note Purchase Agreement dated as of March 22, 2011 (together, the “Note Purchase Agreement Amendments”) by and among the Company and the Noteholders (as defined in the Note Purchase Agreement Amendments). The Note Purchase Agreement Amendment amends each note purchase agreement to modify certain provisions of the underlying note purchase agreements as set forth in the Note Purchase Agreement Amendments.

The foregoing is intended to be a general description of the Note Purchase Agreement Amendments but does not constitute a full description of them. Reference is made to the Note Purchase Agreement Amendments, which are attached as Exhibits 10.3, 10.4 and 10.5.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit 10.1:	Second Amended and Restated Credit Agreement dated as of May 3, 2017.
Exhibit 10.2:	Note Purchase Agreement dated as of May 3, 2017.
Exhibit 10.3:	First Amendment dated as of May 3, 2017 to Note Purchase Agreement dated as of November 6, 2015.
Exhibit 10.4:	Second Amendment dated as of May 3, 2017 to Note Purchase Agreement dated as of April 5, 2013.
Exhibit 10.5:	Second Amendment dated as of May 3, 2017 to Note Purchase Agreement dated as of March 22, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSIENT TECHNOLOGIES CORPORATION (Registrant)

By:	/s/ John J. Manning

Name:	John J. Manning

Title:	Vice President, General Counsel and Secretary

Date:	May 5, 2017

EXHIBIT INDEX

Exhibit 10.1:	Second Amended and Restated Credit Agreement dated as of May 3, 2017.
Exhibit 10.2:	Note Purchase Agreement dated as of May 3, 2017.
Exhibit 10.3:	First Amendment dated as of May 3, 2017 to Note Purchase Agreement dated as of November 6, 2015.
Exhibit 10.4:	Second Amendment dated as of May 3, 2017 to Note Purchase Agreement dated as of April 5, 2013.
Exhibit 10.5:	Second Amendment dated as of May 3, 2017 to Note Purchase Agreement dated as of March 22, 2011.